UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):	MAY 14, 2008

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd, Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Indemnification Agreement

On May 14, 2008, TGC Industries, Inc.  (the “Company”) entered into an Indemnification Agreement with Stephanie P. Hurtt, a director of the Company.  The Indemnification Agreement is the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed August 31, 2005.  Under the Indemnification Agreement, in exchange for Ms. Hurtt’s service to the Company and its affiliates, the Company has agreed to indemnify Ms. Hurtt in any threatened, pending or completed investigation, claim, action, suit or proceeding whether civil, criminal, administrative or investigative initiated against the director as a result of her service as a director of the Company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action.  The foregoing description of the form of Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement previously filed by the Company with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of TGC Industries, Inc. Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed August 31, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: May 20, 2008	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of TGC Industries, Inc. Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed August 31, 2005).